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                                AMENDMENT NO. 2
                                       TO
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                  This Amendment is made and entered into this 14th day of March, 2000 by and between CMI INDUSTRIES, INC., a Delaware corporation (the "Company"), and JAMES A.
OVENDEN (the "Executive").

                              BACKGROUND STATEMENT

                  Executive is the Executive Vice President and Chief Financial Officer of the Company. The parties hereto are parties to an Amended and Restated Employment Agreement dated as of January 1, 1996, as amended by Amendment No. 1 which was effective as of October 1, 1997 (together, the "Existing Employment Agreement," and as amended hereby, the "Employment Agreement" the terms defined therein being used herein as therein defined unless otherwise defined herein). The parties desire to enter into this Amendment to modify in certain respects, the Existing Employment Agreement.

                                   AGREEMENT

                  In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                  1. Amendments. The Existing Employment Agreement is hereby amended effective as of the date hereof (the "2000 Amendment Date") unless otherwise provided below as follows:

                           a.       Subparagraph 6(e)(i) is hereby amended to
delete the first paragraph of such Subsection in its entirety and replace it with the following:

                           "(i)     Notwithstanding the foregoing provisions of
                  this paragraph 6, if a Change of Control occurs during the Period (or within six months after the expiration of the Period while Executive is employed by the Company) and (x) the Company terminates Executive's employment with the Company within one year after the Change of Control other than for "Good Cause" (as hereinafter defined) or in connection with his death or Permanent Disability; (y) Executive resigns within one year after the Change of Control for "Good Reason" (as hereinafter defined); or (z) solely with respect to a Change of Control caused by the disposition of the shares of Common Stock owned by the MLCP Investors to the Company contemplated by that certain Stock Acquisition Agreement dated as of February 23, 2000 (the "Stock Acquisition Agreement"), Executive resigns within six months following the consummation of such disposition for any reason



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other than Good Reason, then Executive shall not be entitled to receive any further compensation under paragraph 4 hereof, but Executive shall be entitled to receive the following:".

                           b.       Subparagraph (6)(e)(i)(2) shall be amended
to insert the following provision immediately following the parenthetical phrase of subclause (y) therein:

                           "but not if he resigns without Good Reason as
                  contemplated by subclause (z) of Subparagraph (6)(e)(i),"

                           c.       Subparagraph (6)(e)(i)(3) shall be amended
to insert the following provision immediately following the parenthetical phrase of subclause (y) therein:

                           "but not if he resigns without Good Reason as
                  contemplated by subclause (z) of Subparagraph (6)(e)(i),"

                           d.       Subparagraph 6(e)(i)(4) shall be amended to
insert the following provision immediately following the phrase "the definition thereof," in the third sentence of such Subparagraph:

                           "but not if he resigns without Good Reason as
                  contemplated by subclause (z) of Subparagraph 6(e)(i),"

                  2. Agreement in Force. Except as amended hereby, all of the provisions of the Existing Employment Agreement shall be and remain in full force and effect. Upon the effectiveness hereof, each reference in the Existing Employment Agreement to "this Agreement, "hereunder," "hereof," or words of like import referring to the Existing Employment Agreement shall mean and be a reference to the Employment Agreement.



                  3. Effectiveness. In the event the transactions contemplated by that certain Stock Acquisition Agreement are not consummated for any reason whatsoever, this Amendment No. 2 to the Employment Agreement shall be null, void and of no force or effect.

                  4. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto, any successors to or assigns of the Company and Executive's heirs and the personal representatives of Executive's estate. The Existing Employment Agreement, as amended hereby, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings to the contrary. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. The Employment



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Agreement may be further modified or amended only in an instrument executed by the party against whom the modification or amendment is asserted. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date provided above.

                                            CMI INDUSTRIES, INC.



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                                            -----------------------------------
                                            James A. Ovenden